Exhibit 1.1
Ford Credit Auto Lease Two LLC

Ford Credit Auto Lease Trust 20_-_
Underwriting Agreement
________, 2011
[Name of Underwriter]
[Name of Underwriter]
     each as an Underwriter
     and as a Representative
     of the other Underwriters named in
     the Terms Annex
Ladies and Gentlemen:
     1. Introduction. Ford Credit Auto Lease Two LLC, a Delaware limited liability company (the “Depositor”), formed under the Certificate of Formation of Ford Credit Auto Lease Two LLC (such certificate, the “Certificate of Formation”) and operating pursuant to an Amended and Restated Limited Liability Company Agreement, dated as of December 18, 2006 (the “Limited Liability Company Agreement”), executed by Ford Motor Credit Company LLC, a Delaware limited liability company (“Ford Credit”), as sole member, proposes to sell the Class A-2a Notes [and the Class A-2b Notes] (the “Class A-2 Notes”), the Class A-3a Notes [and the Class A-3b Notes] (the “Class A-3 Notes”), the Class A-4a Notes [and the Class A-4b Notes ] (the “Class A-4 Notes”), the Class B Notes (the “Class B Notes”), the Class C Notes, (the “Class C Notes”), and the Class D Notes (the “Class D Notes” and, together with the Class A-2 Notes, Class A-3 Notes, the Class A-4 Notes, the Class B Notes, and the Class C Notes (the “Publicly Registered Notes”) described in the Terms Annex (the “Terms Annex”) that is attached as Annex A and incorporated into and made part of this agreement (this agreement including the Terms Annex, this “Agreement”). The Publicly Registered Notes will be registered with the Securities and Exchange Commission (the “Commission”) and will be sold to the applicable underwriters listed in the Terms Annex through the representatives (the “Representatives”) signing this Agreement on behalf of themselves and such underwriters (the Representatives and the other underwriters of the Publicly Registered Notes, the “Underwriters”). Other capitalized terms used and not defined in this Agreement will have the meanings given them in Appendix 1 to the Exchange Note Supplement (the “Exchange Note Supplement”) to the Credit and Security Agreement (as defined below), dated as of ________, 20__, among CAB East LLC (“CAB East”), as a Borrower and CAB West LLC (“CAB West”), as a Borrower, U.S. Bank National Association (“U.S. Bank”), as Administrative Agent, HTD Leasing LLC (“HTD”), as Collateral Agent, and Ford Motor Credit Company LLC (“Ford Credit”), as Lender and Servicer. Capitalized terms used but not otherwise defined in this Agreement or in Appendix 1 to the Exchange Note Supplement will have the meanings given them in Appendix A to the Amended and Restated Credit and Security Agreement (the “Credit and Security Agreement”), dated as of December 1, 2006, among the CAB East, CAB West and FCALM , LLC (“FCALM” and together with CAB East and CAB West, the “Titling Companies”), as Borrowers, U.S. Bank, as Administrative Agent, HTD, as Collateral Agent and Ford Credit, as Lender and Servicer. The rules of usage specified in Appendix 1 to the Exchange Note Supplement will apply to this Agreement.
     The Publicly Registered Notes will be issued by a Delaware statutory trust (the “Trust”) identified in the Terms Annex and established under a trust agreement (the “Trust Agreement”) between the Depositor and an owner trustee (the “Owner Trustee”) identified in the Terms Annex. Simultaneously with the issuance and sale of the Publicly Registered Notes as contemplated in this Agreement, the Trust will issue the Class A-1 Notes (the “Class A-1 Notes” and, together with the Publicly Registered Notes, the “Notes”). The Class A-1 Notes will be sold pursuant to a note purchase agreement (the “Class A-1 Note Purchase Agreement”). Each of the Notes will be issued pursuant to an indenture (the “Indenture”) between the Trust and an indenture trustee (the “Indenture Trustee”) and will be secured by (i) the 20_-_ Exchange Note (the “Exchange Note”) issued by the Titling Companies pursuant to the Credit and Security Agreement and the Exchange Note Supplement and (ii) certain other property of the Trust.
     Ford Credit will sell the Exchange Note to the Depositor pursuant to the First Tier Sale Agreement, dated as of ________, 20__ (the “First Tier Sale Agreement”), between Ford Credit and the Depositor. The Depositor will sell the Exchange Note to the Trust pursuant to the Second Tier Sale Agreement, dated as of ________, 20__ (the “Second Tier Sale Agreement”), between the Depositor and the Trust. Ford Credit (in such capacity, the “Servicer”) will service the Leases and Leased Vehicles allocated to the Exchange Note pursuant to the Servicing Agreement, dated as of December 1, 2006 (the “Servicing Agreement”), among Ford Credit, CAB East Holdings, LLC (“CAB East Holdings”), CAB West Holdings Corporation (“CAB West Holdings”) and FCALM Holdings Corporation (“FCALM Holdings” and, together with CAB East Holdings and CAB West Holdings, the “Holding Companies”) and HTD Leasing LLC, as collateral agent (in such capacity, the “Collateral Agent”) and the Servicing Supplement, dated as of ________, 20__ (the “Servicing Supplement”), among Ford Credit, CAB East Holdings, CAB West Holdings and the Collateral Agent. Ford Credit will also act as administrator for the Trust pursuant to an administration agreement (the “Administration Agreement”) among Ford Credit, the Trust and the Indenture Trustee. In order to perfect the security interest of the Indenture Trustee in certain accounts, each of (i) the Trust, the Indenture Trustee and the financial institution acting as the securities intermediary and (ii) the Trust, CAB East, CAB West and the financial institution acting as the securities intermediary, will enter into an account control agreement (each, a “Control Agreement”).
     The Trust Agreement, the Credit and Security Agreement, the Exchange Note Supplement, the First Tier Sale Agreement, the Second Tier Sale Agreement, the Servicing Agreement, the Servicing Supplement, the Indenture, the Administration Agreement, the Intercreditor Agreement, dated as of November 1, 2004 (the “Intercreditor Agreement”), among Ford Credit, the Titling Companies, Ford Credit Titling Trust and each other Person becoming party to such agreement as a “Titling Company,” the Holding Companies, U.S. Bank National Association, JPMorgan Chase Bank, N.A. and certain other parties thereto and other Persons becoming party thereto pursuant to a Joinder Agreement, the Joinder Agreements and the Control Agreements are collectively referred to as the “Basic Documents.” The Basic Documents and this Agreement are collectively referred to as the “Transaction Documents.”
     The Depositor has prepared and filed with the Commission under the Securities Act, and the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”), a registration statement on Form S-3 (having the registration number stated in the Terms Annex), including a form of prospectus and all amendments that are required as of the date of this Agreement relating to the Publicly Registered Notes and the offering of notes from time to time in accordance with Rule 415 under the Securities Act. The registration statement, as amended, has been declared effective by the Commission. Such registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein, is referred to in this Agreement as the “Registration Statement.” The Depositor also has filed with, or will file with, the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Securities Act a prospectus supplement relating to the Publicly Registered Notes (the “Prospectus Supplement”). The prospectus relating to the Publicly Registered Notes in the form first required to be filed to satisfy the condition set forth in Rule 172(c) under the Securities Act is referred to as the “Base Prospectus,” and the Base Prospectus as supplemented by the Prospectus Supplement required to be filed to satisfy the condition set forth in Rule 172(c) under the Securities Act is referred to as the “Prospectus.” Any reference in this Agreement to the Registration Statement, any preliminary prospectus used in connection with the offering of the Publicly Registered Notes described in the Terms Annex (the “Preliminary Prospectus”) or the Prospectus will be deemed to refer to and include any exhibits thereto and any documents incorporated by reference therein, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus, as the case may be. The Depositor has included certain static pool information (the “Static Pool Information”) relating to prior securitized pools in Annex C to the Preliminary Prospectus Supplement and the Prospectus Supplement.
     At or prior to the time that the Representatives first entered into “contracts of sale” (within the meaning of Rule 159 under the Securities Act, the “Contracts of Sale”) with investors in Publicly Registered Notes, which time will be specified in the Terms Annex (such time, the “Time of Sale”), the Depositor had prepared the Preliminary Prospectus and the information (including any “free-writing prospectus,” as defined pursuant to Rule 405 under the Securities Act (a “Free Writing Prospectus”)) listed in the Terms Annex under “Time of Sale Information” (collectively, the “Time of Sale Information”). If, subsequent to the initial Time of Sale, the Depositor and the Representatives determine that the original Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Representatives advise the Depositor that investors in the Publicly Registered Notes have elected to terminate their initial Contracts of Sale and enter into new Contracts of Sale, then the “Time of Sale” will refer to the time of entry into the first new Contract of Sale and the “Time of Sale Information” will refer to the information available to purchasers at the time of entry (prior to the Closing Date) into the first new Contract of Sale, including any information that corrects such material misstatements or omissions (such new information, the “Corrective Information”) and the Terms Annex will be deemed to be amended to include such Corrective Information in the Time of Sale Information. Notwithstanding the foregoing, for the purposes of Section 7, in the event that an investor elects not to terminate its initial Contract of Sale and enter into a new Contract of Sale, “Time of Sale” will refer to the time of entry into such initial Contract of Sale and “Time of Sale Information” with respect to Publicly Registered Notes to be purchased by such investor will refer to information available to such purchaser at the time of entry into such initial Contract of Sale.
     2. Representations and Warranties of the Depositor. The Depositor (and, with respect to Section 2(o) only, Ford Credit) represents and warrants to and agrees with the Underwriters that, as of the date of this Agreement:
     (a) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been instituted or, to the knowledge of the Depositor, threatened by the Commission, and the Registration Statement and the Prospectus and any amendment thereto, at the time the Registration Statement became effective and as of the Time of Sale complied, and as of the date of the Prospectus Supplement will comply, in all material respects with the Securities Act and the Rules and Regulations and the Registration Statement, did not, at the time the Registration Statement became effective or as of the Time of Sale, and will not, on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and on the date of this Agreement, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to Ford Credit or the Depositor in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto and the conditions to the use by the Depositor of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. When the Indenture is executed by all the parties to the Indenture, it will conform in all material respects with the Trust Indenture Act, and at all times thereafter will be duly qualified under the TIA.
     (b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Depositor by any Underwriter through the Representatives expressly for use in such Time of Sale Information; provided that if subsequent to the Time of Sale but prior to or on the Closing Date the Depositor and the Representatives determine that the Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, for purposes of this paragraph, Time of Sale Information will include any Corrective Information provided to the Representatives or the Underwriters by the Depositor in accordance with Section 5(c).
     (c) Trust Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not prepared or authorized, and will not prepare or authorize any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Publicly Registered Notes other than the documents, if any, listed as a Trust Free Writing Prospectus (each such document, “Additional Offering Information”) under “Time of Sale Information” in the Terms Annex. Each such Trust Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with Section 8 (to the extent required by Rule 433 under the Securities Act) and, when taken together with the Preliminary Prospectus, such Additional Offering Information did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to such Depositor by an Underwriter through the Representatives expressly for use in such Trust Free Writing Prospectus.
     (d) Documents Incorporated by Reference. The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”); and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act.
     (e) Organization and Qualification. The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Depositor is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires such qualification, license or approval, unless the failure to obtain such qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Depositor’s ability to perform its obligations under the Transaction Documents to which it is a party.

     (f) No Conflicts and No Violation. The consummation of the transactions contemplated by the Transaction Documents to which the Depositor is a party and the fulfillment of the terms of the Transaction Documents to which the Depositor is a party will not (i) conflict with or result in a breach of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Depositor is a debtor or guarantor, (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Depositor pursuant to the terms of any such indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument (other than the lien pursuant to the Second Tier Sale Agreement), (iii) violate the Certificate of Formation or Limited Liability Company Agreement, or (iv) violate any law or, to the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties, in each case which conflict, breach, default, lien, or violation would reasonably be expected to have a material adverse effect on the Depositor’s ability to perform its obligations under the Transaction Documents to which it is a party.
     (g) Power, Authorization and Enforceability. The Depositor has the power and authority to execute, deliver and perform the terms of each of the Transaction Documents to which it is a party. The Depositor has authorized the execution, delivery and performance of the terms of this Agreement and on the Closing Date, the other Transaction Documents to which the Depositor will be a party will have been duly authorized, executed and delivered by the Depositor. Each of the Transaction Documents to which the Depositor will be a party is the legal, valid and binding obligation of the Depositor enforceable against the Depositor, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights generally or by general equitable principles.
     (h) Conformity of Transaction Documents. The Transaction Documents will conform to their descriptions in the Prospectus in all material respects.
     (i) Enforceability of Notes. On the Closing Date, the Publicly Registered Notes will have been duly executed, issued and delivered, and when authenticated by the Indenture Trustee and paid for by the Underwriters in accordance with this Agreement, will constitute valid and binding obligations of the Trust entitled to the benefits provided by the Indenture.
     (j) Schedule of Collateral Leases and Collateral Leased Vehicles. The schedule of Collateral Leases and Collateral Leased Vehicles attached to the Exchange Note Supplement will be true and correct in all material respects as of the date specified therein.
     (k) Representations and Warranties in the Basic Documents. The representations and warranties of the Depositor in the Basic Documents to which it will be a party will be true and correct in all material respects as of the date specified.
     (l) Ineligible Issuer. The Depositor is not, and on the date on which the first bona fide offer of the Publicly Registered Notes was made was not, an “ineligible issuer,” as defined in Rule 405 under the Securities Act.
     (m) Static Pool Information. The Static Pool Information will be true and correct in all material respects as of the date of the Preliminary Prospectus and as of the date of the Prospectus.
     (n) Investment Company Act. None of the Titling Companies, the Holding Companies, the Depositor or the Trust is, or will, after giving effect to the issuance and sale of the Notes hereunder, be,

required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (o) Compliance with Rule 17g-5. Ford Credit has executed and delivered a written representation to each Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”) with respect to the Publicly Registered Notes, and it has complied with each such representation, other than any breach of such representations arising from a breach by any Underwriter of the representations, warranties and covenants set forth in Section 8(l).
     3. Purchase, Sale and Delivery of the Notes. On the Closing Date, on the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions set forth in this Agreement, the Depositor agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Depositor, the respective principal amounts of the Publicly Registered Notes set forth opposite such Underwriter’s name in the Terms Annex in conformity with the requirements of the Indenture. The Publicly Registered Notes will be purchased by the Underwriters at the purchase prices set forth in the Terms Annex.
     Payment for the Publicly Registered Notes will be made to the Depositor or to its order by wire transfer of immediately available funds at 10:00 a.m., New York City time, on the closing date specified in the Terms Annex (the “Closing Date”) or at such other time not later than seven (7) full Business Days after such specified closing date as the Representatives and the Depositor may determine.
     Payment for the Publicly Registered Notes will be made against delivery to the Representatives, for the account of the Underwriters, at the office of _________ LLP, New York, New York, on the Closing Date. Each of the Publicly Registered Notes to be so delivered will be initially represented by one or more notes registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Publicly Registered Notes will be represented by book entries on the records of DTC and its participating members.
     4. Offering by Underwriters; Payment of Certain Costs and Expenses.:
     (a) The Depositor understands that the Underwriters intend to offer the Publicly Registered Notes for sale to the public (which may include selected dealers) upon the terms set forth in the Prospectus, in the Time of Sale Information and any Preliminary Prospectus.
     (b) The Underwriters will pay the following costs and expenses incident to the performance of their obligations under this Agreement: (i) all Blue Sky fees and expenses as well as fees and expenses of counsel in connection with state securities law qualifications and any legal investment surveys; and (ii) all fees and expenses of counsel to the Underwriters. Except as provided in Section 5(h) and Section 10, the Underwriters will pay all their own costs and expenses, including the cost of printing any agreement among the Underwriters, transfer taxes on resale of the Publicly Registered Notes by the Underwriters, and any advertising expenses in connection with any offers that the Underwriters may make.
     5. Covenants of the Depositor. The Depositor (and, with respect to Sections 5(h) and 5(k) only, Ford Credit) covenants and agrees with the Underwriters:
     (a) Preparation of Prospectus. Immediately following the execution of this Agreement, to prepare a prospectus supplement setting forth such information from the Terms Annex and such other information as the Depositor deems appropriate.

     (b) Filing of Prospectus and any Trust Free Writing Prospectus. If required, to transmit the Prospectus to the Commission within the applicable time period prescribed for such filings under the Rules and Regulations by a means reasonably calculated to result in a timely filing with the Commission pursuant to Rule 424(b) and subject to Section 8, file any Trust Free Writing Prospectuses to the extent required by Rule 433 under the Securities Act.
     (c) Delivery of Proposed Amendment or Supplement. Prior to the Closing Date, to furnish the Representatives with a copy of any proposed amendment or supplement to the Registration Statement, the Prospectus or the Time of Sale Information and to give the Representatives reasonable opportunity to review such amendment or supplement before it is filed and to provide any final Corrective Information to the Representatives or such Underwriter at a time prior to the new Time of Sale reasonably calculated to allow the Representatives or such Underwriter to provide such Corrective Information to each investor at least 24 hours (or such lesser period as may be agreed to by the Depositor and the Representatives) prior to the new Time of Sale.
     (d) Notice to the Representatives. Prior to the Closing Date, to advise the Representatives promptly (i) when any amendment to the Registration Statement or supplement to the Prospectus is filed or becomes effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus, (iii) of any stop order issued by the Commission suspending the effectiveness of the Registration Statement or the initiation or threat of any proceeding for that purpose, and (iv) of the receipt of any notification with respect to any suspension of the qualification of the Publicly Registered Notes for offer and sale in any jurisdiction or the initiation or threat of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to promptly use its best efforts to obtain its withdrawal.
     (e) Blue Sky Compliance. To endeavor to qualify the Publicly Registered Notes for offer and sale under the securities laws of such states as the Representatives may reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of such Publicly Registered Notes; provided that the Depositor will not be required to qualify as a foreign limited liability company to do business, or to file a general consent to service of process in any jurisdiction; and provided further that the expense of maintaining any such qualification more than one year from the Closing Date with respect to the Publicly Registered Notes will be at the Representatives’ expense.
     (f) Delivery of Prospectus. To furnish the Underwriters with copies of the Prospectus as amended or supplemented in such quantities as the Representatives may reasonably request prior to the Closing Date. If the Representatives notify the Depositor that delivery of a prospectus is required by law in connection with sales of any Publicly Registered Notes in the six-month period following the Closing Date, and either (i) an event has occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it is necessary during such same period to amend or supplement the Prospectus as amended or supplemented, the Depositor agrees to notify the Representatives and to prepare and furnish to the Representatives, as the Representatives may from time to time reasonably request, an amendment or a supplement to the Prospectus that will correct such statement or omission or effect such compliance. If an Underwriter is required by law to deliver a prospectus or other offering document in connection with sales of any Publicly Registered Notes at any time six months or more after the Closing Date, the Representatives will notify the Depositor and inquire if either clause (i) or (ii) above is applicable and, if so, upon the Representatives’ request, but at the expense of such Underwriter, the Depositor will prepare and deliver to such Underwriter as many copies as the Representatives may reasonably request of an amended or supplemented prospectus or offering document complying with the Securities Act.

     (g) Earnings Statement. To make generally available to Noteholders as soon as practicable, but in any event no later than eighteen months after the Closing Date, an earnings statement for the Trust complying with Rule 158 under the Securities Act and covering a period of at least twelve consecutive months beginning after the Closing Date; provided that this covenant may be satisfied by posting the monthly investor report for the Trust on a publicly available website.
     (h) Payment of Costs and Expenses. To pay or cause to be paid, jointly and severally, the following costs and expenses incident to the performance of each of their obligations hereunder: (i) the Commission’s filing fees with respect to the Publicly Registered Notes; (ii) all fees of any rating agencies rating the Notes; (iii) all fees and expenses of the Indenture Trustee and the Owner Trustee; (iv) all fees and expenses of counsel to the Indenture Trustee; (v) all fees and expenses of counsel to the Owner Trustee; (vi) all fees and expenses of the independent accountants relating to the letters referred to in Section 6(a); (vii) all fees and expenses of accountants incurred in connection with the delivery of any accountants’ or auditors’ reports required pursuant to the Indenture or the Servicing Agreement; (viii) the cost of printing any preliminary and final prospectuses provided to investors (including any amendments and supplements thereto required within six months from the Closing Date pursuant to Section 5(f)) relating to the Publicly Registered Notes and the Registration Statement; and (ix) any other fees and expenses incurred in connection with the performance of each of their obligations under this Agreement.
     (i) Delivery of Reports. From the date of this Agreement until the retirement of the Publicly Registered Notes, or until such time as the Representatives advise the Depositor that the Underwriters have ceased to maintain a secondary market in the Publicly Registered Notes, whichever occurs first, to deliver to the Representatives upon request to the extent not otherwise available from any publicly available source copies of: (i) the annual statement of compliance, the Servicer’s report on its assessment of compliance with the minimum servicing criteria and the related attestation report delivered pursuant to Article VI of the Servicing Supplement, (ii) each certificate and the annual statements of compliance delivered to the Indenture Trustee pursuant to Article III of the Indenture, (iii) each material amendment to any Basic Document and (iv) each monthly investor report for the Trust.
     (j) Cooperation with Rating Agencies. If the ratings provided with respect to the Publicly Registered Notes by the rating agency or agencies that initially rate the Publicly Registered Notes are conditional upon the furnishing of documents or the taking of any other actions by the Depositor, the Depositor will furnish such documents and take any such other actions.
     (k) Compliance with Rule 17g-5. To comply with the representation made by it to each Rating Agency with respect to the Publicly Registered Notes pursuant to paragraph (a)(3)(iii) of Rule 17g-5, other than any breach of such representations arising from a breach by any Underwriter of the representations, warranties and covenants set forth in Section 8(l).
     6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Publicly Registered Notes will be subject to the accuracy of the representations and warranties of the Depositor in this Agreement, to the accuracy of the statements of officers of Ford Credit and the Depositor made pursuant to the provisions of this Agreement, to the performance by the Depositor of its obligations under this Agreement and to the following additional conditions precedent:
     (a) Accountant’s Letter. On or prior to the Time of Sale and on or prior to the Closing Date, PricewaterhouseCoopers LLP (or other independent accountants reasonably acceptable to the Representatives) will have furnished to the Representatives a letter substantially in the form and substance of the draft to which the Representatives previously agreed, concerning information in the Preliminary

Prospectus and the final Prospectus, respectively; provided, that each Underwriter will have executed an acknowledgement with respect to such accountant’s letter.
     (b) Registration Compliance; No Stop Order. The Prospectus and each Trust Free Writing Prospectus will have been timely filed with the Commission under the Securities Act (in the case of an Trust Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(b); and, as of the Closing Date, no stop order will have been issued suspending the effectiveness of the Registration Statement or any post-effective amendment, and no proceedings for such purpose will be pending before or, to the knowledge of the Depositor, threatened by the Commission.
     (c) Officer’s Certificates as to Representations and Warranties. The Representatives will have received an officer’s certificate dated the Closing Date of the Chairman of the Board, the President, an Executive Vice President, a Vice President, the Treasurer or any Assistant Treasurer of:
     (i) Ford Credit, in which such officer will state that, to his or her knowledge after reasonable investigation, the representations and warranties of Ford Credit contained in the Basic Documents to which it is a party are true and correct in all material respects and that Ford Credit has complied with all agreements and satisfied all conditions to be performed by it or satisfied by it under such agreements in all material respects.
     (ii) The Depositor, in which such officer will state that, to his or her knowledge after reasonable investigation, the representations and warranties of the Depositor contained in the Basic Documents to which it is a party are true and correct in all material respects, and that the Depositor has complied with all agreements and satisfied all conditions to be performed by it or satisfied by it under such agreements in all material respects.
     (d) Officer’s Certificates as to Conditions Precedent. The Representatives will have received as of the Closing Date an officer’s certificate signed by the Chairman of the Board, the President, an Executive Vice President, the Treasurer or any Assistant Treasurer of the Depositor representing and warranting that the representations and warranties of the Depositor in this Agreement are true and correct in all material respects, and that the Depositor has complied with all agreements and satisfied all conditions to be performed by it or satisfied by it under this Agreement in all material respects.
     (e) No Material Adverse Change. Since the dates as of which information is given in the Preliminary Prospectus, as amended or supplemented, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly (i) the business or assets of the Depositor, or any material adverse change in the financial position or results of operations of the Depositor or (ii) the business or assets of Ford Credit and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of Ford Credit and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus, which in any case makes it impracticable or inadvisable in the Representatives’ reasonable judgment to proceed with the public offering or the delivery of the Publicly Registered Notes on the terms and in the manner contemplated in the Prospectus.
     (f) War Out; Market Out. Subsequent to the execution and delivery of this Agreement:
     (i) (A) there will not have occurred a declaration of a general moratorium on commercial banking activities by either the Federal or New York State authorities or a material disruption in the securities settlement or clearance systems in the United States, which moratorium or disruption remains in effect and which, in the Representatives’ reasonable judgment, substantially impairs the Underwriters’ ability to settle the transaction; provided that the exercise of such judgment will take into account the availability of alternative means for settlement and the likely duration of such moratorium or disruption with the understanding that if the United States Securities and Exchange Commission or with respect to a banking moratorium, the Board of Governors of the Federal Reserve System or New York State banking authority, as applicable, has unequivocally stated prior to the Closing Date that the resumption of such systems will occur within three (3) Business Days of the scheduled Closing Date for the Publicly Registered Notes, the ability to settle the transaction will not be deemed to be substantially impaired and (B) the United States will not have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war, which makes it impracticable or inadvisable, in the Representatives’ reasonable judgment, to proceed with the public offering or the delivery of the Publicly Registered Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented; and
     (ii) there will not have occurred (A) any suspension or limitation on trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market system, or any setting of minimum prices for trading on such exchange or market system, (B) any suspension of trading of any securities of Ford Motor Company on any exchange or in the over-the-counter market or (C) any material outbreak or material escalation of hostilities involving the engagement of armed conflict in which the United States is involved or (D) any material adverse change in the general economic, political, legal, tax, regulatory or financial conditions or currency exchange rates in the United States (whether resulting from events within or outside the United States) which, in the Representatives’ view has caused a substantial deterioration in the price and/or value of the Publicly Registered Notes, that in the case of clause (A), (B), (C) or (D), in the mutual reasonable determination of the Representatives and Ford Credit, the effect of any such event or circumstance makes it impracticable or inadvisable to proceed with the offering or delivery of the Publicly Registered Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented.
     (g) In-house Opinion. Susan J. Thomas, Secretary of the Depositor and Ford Credit and Associate General Counsel, Global Structured Finance, of Ford Credit, or other counsel satisfactory to the Representatives in their reasonable judgment, will have furnished to the Representatives, her written opinion, dated as of the Closing Date, in form satisfactory to the Representatives in their reasonable judgment, substantially to the effect that:
     (i) Each of Ford Credit, the Depositor, CAB East Holdings and the Titling Companies (each an “LLC Party” and, together, the “LLC Parties”) is validly existing and in good standing as a limited liability company under the Delaware Limited Liability Company Act. Each LLC Party is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its activities or the ownership of its properties requires such qualification, unless the failure to obtain such qualification would not reasonably be expected to have a material adverse effect on the ability of such LLC Party to perform its obligations under the Transaction Documents to which it is a party.
     (ii) Each LLC Party has the limited liability company power and authority under the Delaware Limited Liability Company Act to execute, deliver and perform all of its obligations under the Transaction Documents to which it is a party and the specification notices with respect to the Collateral Specified Interest and the designation of the series of the Depositor relating to Exchange Note and the Notes (the “Transaction Notices”) that it has delivered. Each LLC Party has duly authorized by all requisite action under the Delaware Limited Liability Company Act the execution and delivery of the Transaction Documents to which it is a party and the Transaction

Notices that it has delivered and the consummation of the transactions contemplated thereby (including the issuance and delivery of the Collateral Specified Interest Certificates and the Exchange Note). Each LLC Party has duly executed and delivered under the Delaware Limited Liability Company Act each of the Transaction Documents to which it is a party and each Transaction Notices that it has delivered .
     (iii) Each of FCALM Holdings and CAB West Holdings (each a “Corporate Party” and, together, the “Corporate Parties”) is validly existing and in good standing as a corporation under the Delaware General Corporation Law. Each Corporate Party is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its properties requires such qualification, unless the failure to obtain such qualification would not reasonably be expected to have a material adverse effect on the ability of such Corporate Party to perform its obligations under the Transaction Documents to which it is a party.
     (iv) Each Corporate Party has the corporate power and authority under the Delaware General Corporation Law to execute, deliver and perform all its obligations under the Transaction Documents to which it is a party. Each Corporate Party has duly authorized by all requisite corporate action under the Delaware General Corporation Law the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby. Each Corporate Party has duly executed and delivered under the Delaware General Corporation Law each of the Transaction Documents to which it is a party.
     (v) The execution and delivery by Ford Credit of each of the Transaction Documents to which it is a party and the consummation by Ford Credit of the transactions contemplated thereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default (in each case material to Ford Credit and its subsidiaries considered as a whole) under or result in the creation or imposition of any lien, charge or encumbrance (in each case material to Ford Credit and its subsidiaries considered as a whole), other than pursuant to the Transaction Documents, upon any of the properties or assets of Ford Credit pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument known to me under which Ford Credit is a debtor or guarantor, nor will such action conflict with or violate any of the provisions of the Certificate of Formation or the Limited Liability Company Agreement of Ford Credit.
     (vi) The execution and delivery by each Holding Company, each Titling Company, the Depositor and the Trust of each of the Transaction Documents to which it is a party and the Transaction Notices that it has delivered and the consummation by each such Person of the transactions contemplated thereby (including the issuance and delivery of the Collateral Specified Interest Certificates, the Exchange Note and the Notes), will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance, other than pursuant to the Transaction Documents, upon any of the properties or assets of any Holding Company, any Titling Company, the Depositor or the Trust pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Trust or any such Holding Company, any Titling Company or the Depositor is a debtor or guarantor, nor will any such action conflict with or violate any of the provisions of the Certificate of Formation or the LLC Agreement of any LLC Party, the Articles of Incorporation or the By-Laws of any Corporate Party or the Certificate of Trust or the Trust Agreement of the Trust.

     (vii) To such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened against Ford Credit, the other LLC Parties, the Corporate Parties or the Trust, or to which their respective properties are subject, (i) seeking any determination or ruling that could reasonably be expected to have a material adverse effect on the ability of Ford Credit, the other LLC Parties, the Corporate Parties or the Trust to enter into or perform their respective obligations under any of the Transaction Documents to which they are parties or have a material adverse effect on the validity and enforceability of any of the Transaction Documents to which they are parties or of the Exchange Note and the Notes, or (ii) seeking to prevent the issuance of the Exchange Note or the Notes or the consummation of any of the transactions contemplated by the Transaction Documents, or to adversely affect the characterization of the Notes as indebtedness for U.S. federal income tax purposes.
     (viii) No consent, approval, authorization or order of any United States federal or Michigan State court or governmental authority or regulatory body, which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance by each of the Trust, each LLC Party and each Corporate Party of any Transaction Document to which it is a party or any Transaction Notice that it has delivered or the transactions contemplated thereby;
     (ix) None of the issuance or sale of the Notes, the execution and delivery by Ford Credit of the Transaction Documents to which it is a party or the consummation of any of the other transactions contemplated in the Transaction Documents to which it is a party will contravene the terms of any material provision of any United States federal or Michigan State statute, order or regulation applicable to Ford Credit or the Delaware Limited Liability Company Act, where such contravention could reasonably be expected to have a material adverse effect on the ability of Ford Credit to enter into or perform its obligations under the Transaction Documents, or have a material adverse effect on the validity or enforceability of the Transaction Documents.
     (x) Ford Credit is not required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.
     (h) Bankruptcy Opinion. _________ LLP (or such other counsel satisfactory to the Representatives in their reasonable judgment) will have furnished their written opinion, dated the Closing Date, to the Representatives, the Indenture Trustee and Ford Credit, with respect to the characterization of the transfer of the Exchange Note by Ford Credit to the Depositor as a sale and that so long as the Notes remain outstanding and the Noteholders have not been paid in full, a creditor or trustee of Ford Credit (or Ford Credit as debtor in possession) would not have valid grounds to have a court disregard the separate legal existence of (i) the Depositor, any Titling Company or any Holding Company so as to cause a substantive consolidation of the assets and liabilities of the Depositor, any Titling Company or any Holding Company with the assets and liabilities of Ford Credit or (ii) any Tilting Company and any Holding Company so as to cause a substantive consolidation of the assets and liabilities of such Titling Company and any Holding Company, in each case, in a manner prejudicial to the Noteholders, and such opinion will be in substantially the form previously discussed with the Representatives and their counsel and satisfactory in form and substance to the Representatives and to their counsel in their reasonable judgment.
     (i) Corporate Opinion. _________ LLP (or such other counsel satisfactory to the Representatives in their reasonable judgment) will have furnished to the Representatives their written opinion, dated the Closing Date, in form satisfactory to the Representatives in their reasonable judgment, to the effect that (capitalized terms used in this section have the meanings given in such opinion):

     (i) Each of the Basic Documents to which Ford Credit is a party constitutes the legal, valid and binding agreement of Ford Credit, enforceable against Ford Credit in accordance with its terms.
     (ii) Each of the Basic Documents to which any Titling Company is a party constitutes the legal, valid and binding agreement of such Titling Company, enforceable against such Titling Company in accordance with its terms.
     (iii) Each of the Basic Documents to which any Holding Company is a party constitutes the legal, valid and binding agreement of such Holding Company, enforceable against such Holding Company in accordance with its terms.
     (iv) Each of the Basic Documents (other than the Trust Agreement) to which the Depositor is a party constitutes the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms.
     (v) Each of the Basic Documents to which the Trust is a party constitutes the legal, valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms.
     (vi) The Exchange Note has been duly authorized by the Titling Companies and, when duly executed and delivered by the Titling Companies, authenticated by the Administrative Agent and delivered against payment therefor, will constitute the legal, valid and binding joint and several obligation of the Titling Companies, enforceable against the Titling Companies in accordance with its terms, and will be entitled to the benefits of the Credit and Security Agreement and the Exchange Note Supplement.
     (vii) The Notes have been duly authorized by the Trust and, when duly executed and delivered by the Trust, authenticated by the Indenture Trustee and delivered against payment therefor, will constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, and will be entitled to the benefits of the Indenture.
     (viii) Upon the issuance and delivery thereof by the applicable Titling Company in accordance with the related Titling Company Agreement and the terms of the Transaction Notices, each Collateral Specified Interest Certificate was duly and validly executed, issued and delivered by the applicable Titling Company and constitutes the legal, valid and binding obligation of the related Titling Company, enforceable against such Titling Company in accordance with its terms, and will be entitled to the benefits of the related Titling Company Agreement.
     (ix) The execution and delivery by each of the Companies of the Transaction Documents and the Transaction Notices to which it is a party, and the compliance by each of the Companies with the terms and provisions of such agreements, including the issuance of the Exchange Note and the Notes, will not contravene any provision of any Applicable Law of the State of New York, the State of Delaware or any Applicable Law of the United States of America.
     (x) No Governmental Approval (other than the filing of UCC financing statements with respect to (a) the sale or transfer of the Exchange Note by Ford Credit to the Depositor pursuant to the First Tier Sale Agreement, (b) the sale or transfer of the Exchange Note by the Depositor to the Trust pursuant to the Second Tier Sale Agreement and (c) the grant of a security interest in the Exchange Note by the Trust to the Indenture Trustee pursuant to the Indenture), which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Transaction Documents to which it is a party and each of the Transaction Notices that it has delivered by each of the Companies, or the enforceability of any of the Basic Documents (other than the Trust Agreement) to which it is a party against each of the Companies, as applicable.
     (xi) The offer, sale and delivery of the Exchange Note by the Titling Companies to Ford Credit in the manner contemplated in the Credit and Security Agreement does not require registration under the Securities Act.
     (xii) The Registration Statement and any amendments thereto have become effective under the Securities Act and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened and not terminated.
     (xiii) The offer, sale and delivery of the Class A-1 Notes by the Depositor to the Class A-1 Purchasers in the manner contemplated in the Class A-1 Note Purchase Agreement and the Class A-1 Offering Memorandum (the “Class A-1 Offering Memorandum”) does not require registration under the Securities Act; provided, that such counsel expresses no opinions as to any subsequent resale of any Class A-1 Note.
     (xiv) None of the Titling Companies, the Holding Companies, the Depositor or the Trust is required to be registered as an “investment company” under the Investment Company Act.
     (xv) The Class A-1 Notes, when duly executed, authenticated and delivered against payment by the Class A-1 Purchasers, will constitute “Eligible Securities” as such term is defined in Rule 2a-7(a)(10) under the Investment Company Act, so long as the Class A-1 Notes have a rating from the “Requisite NRSROs” (as defined in Rule 2a-7 under the Investment Company Act) in one of the two highest short-term rating categories.
     (xvi) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and neither the Credit and Security Agreement nor the Trust Agreement is required to be qualified under the Trust Indenture Act of 1939, as amended.
     (xvii) The Notes, the Indenture, the Underwriting Agreement and the other Basic Documents conform in all material respects with their descriptions in the Base Prospectus, the Preliminary Prospectus and the final Prospectus. The Class A-1 Notes and the Class A-1 Note Purchase Agreement conform in all material respects with their descriptions in the Class A-1 Offering Memorandum.
     (xviii) The statements contained in the Base Prospectus, the Preliminary Prospectus and the final Prospectus, and in the Class A-1 Offering Memorandum, under the heading “ERISA Considerations”, to the extent they constitute a summary of law or legal conclusions with respect thereto, and subject to the qualifications set forth therein, have been prepared or reviewed by such counsel and are correct in all material respects.
     (j) Tax Opinion. [_______] LLP (or such other counsel satisfactory to the Representatives in their reasonable judgment), special tax counsel to the Depositor, will have furnished to the

Representatives their written opinion, dated as of the Closing Date, in form and in substance satisfactory to the Representatives in their reasonable judgment, to the effect that:
     (i) None of the Trust, the Titling Companies or CAB East Holdings will be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.
     (ii) The Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes will be characterized as debt for federal income tax purposes.
     (iii) The statements in the Base Prospectus, Preliminary Prospectus and final Prospectus Supplement under the headings “Summary of the Notes—Tax Status” and “Tax Matters,” to the extent that they constitute a summary of law or legal conclusions with respect thereto, and subject to the qualifications set forth therein, have been prepared or reviewed by such counsel and are correct in all material respects.
     (k) Negative Assurances. _________ LLP (or such other counsel satisfactory to the Representatives in their reasonable judgment), special counsel to the Depositor and Ford Credit, will have stated that they have participated in conferences with representatives of the Depositor and Ford Credit and with Ford Credit’s in-house counsel, and with the Representatives and their counsel, concerning the Registration Statement, the Preliminary Prospectus and the Prospectus, and although such counsel is not independently verifying the accuracy, completeness or fairness of such documents, confirms that on the basis of such information:
     (i) Each of the Registration Statement, as of the date it was declared effective by the Commission and the Closing Date, and the Prospectus, as of its date and the Closing Date, appeared on its face to be appropriately responsive in all material respects to the Securities Act and the Rules and Regulations (except that such counsel does not express any view as to financial statements, schedules or other financial or statistical information included or incorporated by reference therein or excluded therefrom or to the exhibits to the Registration Statement).
     (ii) No facts have come to such counsel’s attention to cause such counsel to believe that the Time of Sale Information, considered as a whole, as of the Time of Sale, considered together with the statements in the Prospectus with respect to items dependent upon the pricing terms and delivery date of the Publicly Registered Notes, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading, or that the Prospectus as last amended or supplemented, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel does not express any view as to financial statements, schedules or other financial or statistical information included or incorporated by reference therein or excluded therefrom).
     (l) Security Interest Opinion. _________ LLP (or such other counsel satisfactory to the Representatives in their reasonable judgment) will have furnished their written opinion, dated the Closing Date, to the Representatives, the Indenture Trustee and Ford Credit, with respect to the security interest of the Trust in the Exchange Note and such opinion will be in substantially the form previously discussed with the Representatives and their counsel and satisfactory in form and substance to the Representatives and to their counsel in their reasonable judgment.

     (m) ERISA Opinion. _________ LLP (or such other counsel satisfactory to the Representatives in their reasonable judgment) will have furnished their written opinions, dated the Closing Date, to the Representatives, the Indenture Trustee and Ford Credit, with respect to whether the Collateral Agent would be treated as a member of the controlled group of corporations or trades or businesses under common control containing Ford Motor Company and Ford Credit for purposes of Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and such opinion will be in substantially the form previously discussed with the Representatives and their counsel and satisfactory in form and substance to the Representatives and to their counsel in their reasonable judgment.
     (n) PBGC Opinion. _________ LLP (or such other counsel satisfactory to the Representatives in their reasonable judgment) will have furnished their written opinion, dated the Closing Date, to the Representatives, the Indenture Trustee and Ford Credit, as to whether the security interest of the Collateral Agent in the Leases, all payments under the Leases and the Leased Vehicles would rank senior to a lien in favor of the Pension Benefit Guaranty Corporation, notice of which is filed subsequent to the Closing Date against one of the Titling Companies or another member of the controlled group as such term is used in Title IV of ERISA, of which Ford Motor Company is the parent, and such opinion will be in substantially the form previously discussed with the Underwriters and their counsel and satisfactory in form and substance to the Representatives and to their counsel in their reasonable judgment.
     (o) Underwriters Counsel Opinion. The Representatives will have received (i) an opinion addressed to the Representatives of _________ LLP (or such other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Underwriters, dated the Closing Date, with respect to the validity of the Publicly Registered Notes, exemption from registration with the United States Securities and Exchange Commission of the Publicly Registered Notes and such other related matters as the Representatives require and the Depositor will have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters and (ii) a signed negative assurance letter of _________ LLP, dated the Closing Date, relating to the Preliminary Prospectus and the Prospectus.
     (p) Owner Trustee Opinion. The Representatives will have received an opinion addressed to the Representatives, the Depositor and Ford Credit of _________. (or such other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, addressing such matters as the Representatives may request and substantially to the effect that:
     (i) The Owner Trustee is a national banking association duly created, validly existing and in good standing under the laws of the United States, with its principal place of business in the State of Delaware.
     (ii) The Owner Trustee has all necessary power and authority to execute and deliver the Trust Agreement and the Certificate of Trust and to execute and deliver, on behalf of the Trust, each of the Indenture, the Second Tier Sale Agreement, the Administration Agreement and the Control Agreements. The Owner Trustee has all necessary power and authority to execute the Notes on behalf of the Trust.
     (iii) Each of the Trust Agreement and the Certificate of Trust has been duly executed and delivered by the Owner Trustee and each of the Indenture, the Second Tier Sale Agreement, the Administration Agreement and the Control Agreements has been duly executed and delivered by the Owner Trustee on behalf of the Trust. Each of the Notes has been duly executed and delivered by the Owner Trustee, on behalf of the Trust.
     (iv) The execution and delivery of the Trust Agreement and the Certificate of Trust by the Owner Trustee and the execution and delivery of the Indenture, the Second Tier Sale Agreement, the Administration Agreement, the Control Agreements and the Notes by the Owner Trustee, on behalf of the Trust, does not conflict with or result in a breach of or constitute a default under the Owner Trustee’s organization certificate or by-laws, any federal or Delaware law, rule or regulation governing its banking or trust powers or, to the best of counsel’s knowledge, without independent investigation, any judgment or order applicable to it or its acts, properties or, to the best of counsel’s knowledge, without independent investigation, any indenture, mortgage, contract or other agreement or instrument to which the Owner Trustee in its respective capacities is a party or by which it is bound.
     (v) Neither the execution and delivery by the Owner Trustee, on behalf of the Trust, of the Indenture, the Second Tier Sale Agreement, the Administration Agreement, the Control Agreements or the Notes nor the execution and delivery of the Trust Agreement or the Certificate of Trust by the Owner Trustee, requires the consent, authorization, order or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under the laws of the State of Delaware or the federal laws of the United States governing the banking or trust powers of the Owner Trustee.
     (vi) To the best of counsel’s knowledge, without independent investigation, there are no actions or proceedings pending or threatened against the Owner Trustee in any court or before any governmental authority, arbitration board or tribunal of the State of Delaware which involve the Trust Agreement, the Indenture, the Second Tier Sale Agreement, the Administration Agreement, the Control Agreements, the Certificate of Trust or the Notes or would question the right, power or authority of the Owner Trustee to enter into or perform its obligations under the Trust Agreement or the Certificate of Trust or to execute and deliver, on behalf of the Trust, the Indenture, the Second Tier Sale Agreement, the Servicing Supplement, the Administration Agreement, the Control Agreements or the Notes.
     (q) Delaware Trust Opinion. The Representatives will have received an opinion addressed to the Representatives, the Depositor and Ford Credit of _________. (or such other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Trust, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, addressing such matters as the Representatives may request and substantially to the effect that:
     (i) The Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Delaware Act”), and has the power and authority under the Trust Agreement and the Delaware Act to execute, deliver and perform its obligations under the Trust Agreement, the Indenture, the Second Tier Sale Agreement, the Servicing Supplement, the Administration Agreement, the Control Agreements, the DTC Letter and the Notes.
     (ii) The Trust Agreement is the legal, valid and binding agreement of the Depositor and the Owner Trustee, enforceable against the Depositor and the Owner Trustee, in accordance with its terms.

     (iii) The Trust has the power and authority under the Trust Agreement and the Delaware Act to Grant the Indenture Trust Estate to the Indenture Trustee pursuant to the Indenture.
     (iv) Each of the Trust Agreement, the Indenture, the Second Tier Sale Agreement, the Servicing Supplement, the Administration Agreement, the Control Agreements, the DTC Letter and the Notes has been duly authorized by the Trust.
     (v) Neither the execution, delivery and performance by the Trust of the Trust Agreement, the Indenture, the Second Tier Sale Agreement, the Servicing Supplement, the Administration Agreement, the Control Agreements, the DTC Letter and the Notes, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any court, or governmental or regulatory authority or agency under the laws of the State of Delaware, except for the filing of the Certificate of Trust with the Secretary of State (which Certificate of Trust has been duly filed).
     (vi) Neither the execution, delivery and performance by the Trust of the Trust Agreement, the Indenture, the Second Tier Sale Agreement, the Servicing Supplement, the Administration Agreement, the Control Agreements and the DTC Letter, including the execution and delivery of such documents by the Owner Trustee on behalf of the Trust, nor the consummation by the Trust or the Owner Trustee on behalf of the Trust of any of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust or the Owner Trustee or, to the best of counsel’s knowledge, without independent investigation, any agreement, indenture, instrument, order, judgment or decree to which the Trust or any of its property is subject.
     (vii) To the best of such counsel’s knowledge, without independent investigation, there are no pending or threatened actions, suits or proceedings affecting the Trust before any court or other governmental authority of the State of Delaware which, if adversely decided, would adversely affect the Trust Property or the ability of the Trust to carry out the transactions contemplated by the Trust Agreement, the Indenture, the Second Tier Sale Agreement, the Servicing Supplement, the Administration Agreement, the Control Agreements and the DTC Letter.
     (viii) Under the Delaware Act, the Trust constitutes a separate legal entity, separate and distinct from the holder of the Certificate of Trust and any other entity and, insofar as the substantive law of the State of Delaware is applicable, the Trust rather than the holder of the Certificate of Trust will hold whatever title to such property as may be conveyed to it from time to time pursuant to the Trust Agreement and the Second Tier Sale Agreement, the Servicing Supplement, except to the extent that such Trust has taken action to dispose of or otherwise transfer or encumber any such property.
     (ix) Except as otherwise provided in the Trust Agreement, under Section 3805(c) of the Delaware Act, a holder of the Certificate of Trust has no interest in specific statutory trust property.
     (x) Under Section 3805(b) of the Delaware Act, no creditor of any holder of the Certificate of Trust will have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

     (xi) Under the Trust Agreement, the Owner Trustee has the authority to execute and deliver on behalf of the Trust the Basic Documents to which the Trust is a party.
     (r) Indenture Trustee Opinion. The Representatives will have received an opinion addressed to the Representatives, the Depositor and Ford Credit of ________, LLP (or such other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, to the effect that:
     (i) The Indenture Trustee is a banking corporation validly existing under the laws of the State of New York
     (ii) The Indenture Trustee has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and perform its obligations under each of the Transaction Documents to which it is a party, and has taken all necessary action to authorize the execution and delivery of the Transaction Documents to which it is a party and performance by it of each such Transaction Document.
     (iii) No approval, authorization or other action by or filing with any governmental authority of the United States of America, or of the State of New York, having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with the execution and delivery by the Indenture Trustee of the Transaction Documents to which it is a party.
     (iv) The execution and delivery of the Transaction Documents to which the Indenture Trustee is a party and its performance of its respective terms of such Transaction Documents, do not conflict with or result in a violation of the articles of incorporation or by-laws of the Indenture Trustee or the applicable federal laws of the United States of America or of the State of New York having jurisdiction over the banking or trust powers of the Indenture Trustee.
     (v) Each of Transaction Documents to which the Indenture Trustee is a party has been duly executed and delivered by the Indenture Trustee and each constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its respective terms.
     (vi) The Notes delivered on the Closing Date have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.
     (vii) To such counsel’s knowledge, with respect to the Indenture Trustee, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened (by written communication to it of a present intention to initiate such action, suit or proceeding) against it which, either in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially the ability of the Indenture Trustee to perform its obligations under the Transaction Documents to which the Indenture Trustee is a party.
     (s) Collateral Agent Opinion. The Representatives will have received an opinion addressed to the Representatives, the Depositor and Ford Credit of _________ LLP (or such other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Collateral Agent, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, addressing such matters as the Representatives may request and substantially to the effect that:

     (i) The Collateral Agent has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with full limited liability company power and authority to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Collateral Agent under each Basic Document to which the Collateral Agent is a party.
     (ii) Each Basic Document to which the Collateral Agent is a party has been duly authorized, executed and delivered by the Collateral Agent and constitutes the legal, valid and binding obligations of the Collateral Agent enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and assuming that with respect to the enforceability of the Credit and Security Agreement and the Exchange Note Supplement, the laws of the State of Delaware are the same, in all material respects, as the laws of the State of New York.
     (iii) Neither the execution nor delivery by the Collateral Agent of each Basic Document to which it is a party nor the consummation of any of the transactions by the Collateral Agent contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal law of the United States of America or the Delaware Limited Liability Company Act, except such notices and approvals as have been given and remain in effect on the date hereof.
     (iv) The execution and delivery of each Basic Document to which the Collateral Agent is a party and the performance by the Collateral Agent of its terms do not conflict with or result in a violation of (A) any federal law or regulation of the United States of America or the Delaware Limited Liability Company Act, (B) the Amended and Restated Limited Liability Company Agreement of the Collateral Agent, or (C) to the best of our knowledge, any indenture, lease, or material agreement to which the Collateral Agent is a party or to which its assets are subject.
     (t) Administrative Agent Opinion. The Representatives will have received an opinion addressed to the Representatives, the Depositor and Ford Credit of _______ LLP (or such other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Administrative Agent, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, addressing such matters as the Representatives may request and substantially to the effect that:
     (i) The Administrative Agent has been duly organized and is validly existing as a national banking association, in good standing under the laws of the United States of America with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Administrative Agent under each Basic Document to which the Administrative Agent is a party.
     (ii) Each Basic Document to which the Administrative Agent is a party has been duly authorized, executed and delivered by the Administrative Agent and constitutes the legal, valid and binding obligations of the Administrative Agent enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and assuming that with respect to the enforceability of the Credit and Security Agreement and the Exchange Note Supplement, the laws of the State of Delaware are the same, in all material respects, as the laws of the State of New York.
     (iii) The Exchange Note has been duly authenticated and delivered by the Administrative Agent in its capacity as Administrative Agent under the Credit and Security Agreement and the Exchange Note Supplement.
     (iv) Neither the execution nor delivery by the Administrative Agent of each Basic Document to which it is a party nor the consummation of any of the transactions by the Administrative Agent contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal law of the United States of America governing the banking or trust powers of the Administrative Agent.
     (v) The execution and delivery of each Basic Document to which the Administrative Agent is a party and the performance by the Administrative Agent of its terms do not conflict with or result in a violation of (A) any federal law or regulation of the United States of America governing the banking or trust powers of the Administrative Agent, (B) the Amended and Restated Articles of Association or By-Laws of the Administrative Agent, or (C) to the best of our knowledge, any indenture, lease, or material agreement to which the Administrative Agent is a party or to which its assets are subject.
     (u) Ratings Letters. The Depositor will have received ratings letters that assign the ratings to the Publicly Registered Notes specified in the Terms Annex.
     (v) Transaction Documents. Each Transaction Document will have been executed and delivered by the parties to such Transaction Document.
     (w) Consideration. At the Closing Date, the Notes will have been validly issued by the Trust and paid for by the Depositor.
     7. Indemnification and Contribution.
     (a) Each of Ford Credit and the Depositor, jointly and severally, will indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Preliminary Prospectus, the Static Pool Information, or any amendment or supplement to any such document, or any other Time of Sale Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that neither Ford Credit nor the Depositor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to Ford Credit or the Depositor by any Underwriter through the Representatives specifically for use therein; and provided, further, that neither Ford Credit nor the Depositor will be liable to any Underwriter or any person controlling any Underwriter under the indemnity agreement in this subsection (a) with respect to any of such documents to the extent that any such loss, claim, damage or liability results from the fact that such Underwriter, at or prior to the entry into the related Contract of Sale, failed to send or give to any person to whom it sold the Publicly Registered Notes a copy of the Preliminary Prospectus, the Time of Sale Information or the Prospectus, whichever is more recent, if the Depositor has prior to the entry into such Contract of Sale furnished copies thereof to such Underwriter.
     The indemnity agreement in this subsection (a) will be in addition to any liability which Ford Credit and/or the Depositor may otherwise have and will extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act.
     (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless Ford Credit and the Depositor against any losses, claims, damages or liabilities to which Ford Credit or the Depositor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained (A) in the Registration Statement, the Prospectus, the Preliminary Prospectus, or any amendment or supplement to any such documents, or any other Time of Sale Information, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any of such documents in reliance upon and in conformity with written information furnished to Ford Credit or the Depositor by such Underwriter through the Representatives specifically for use therein or (B) in an Underwriter Free Writing Prospectus (as defined herein) prepared by such Underwriter that has not been previously approved by Ford Credit or the Depositor and is not Trust Information (as defined herein), or (ii) arise out of or are based upon the breach by such Underwriter of the representation and covenant set forth in Section 8(l), and, in each case, will reimburse any legal or other expenses reasonably incurred by Ford Credit or the Depositor in connection with investigating or defending any such action or claim; provided, that the indemnification provided by any Underwriter pursuant to clause (ii) above will in no event exceed the total underwriting discounts and commissions received by such Underwriter, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented with respect to the Publicly Registered Notes.
     The indemnity agreement in this subsection (b) will be in addition to any liability which each Underwriter may otherwise have and will extend, upon the same terms and conditions, to each person, if any, who controls Ford Credit or the Depositor within the meaning of the Securities Act.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, and in the event that such indemnified party does not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party will have no further liability under such subsection to such indemnified party unless the indemnifying party has received other notice addressed and delivered in the manner provided in Section 12 of the commencement of such action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party in its reasonable judgment, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.
     No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party if indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the indemnified party.
     (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by Ford Credit and the Depositor on the one hand and such Underwriter on the other from the offering of the Publicly Registered Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party will contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Ford Credit and the Depositor on the one hand and such Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by Ford Credit and the Depositor on the one hand and such Underwriter on the other will be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by such Underwriter, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented with respect to the Publicly Registered Notes. The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Ford Credit, the Depositor and their affiliates or by such Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission, including, with respect to such Underwriter, the extent to which such losses, claims, damages or liabilities (or actions in respect thereof) result from the fact that such Underwriter sold the Publicly Registered Notes to a person to whom there was not sent or given, at or prior to the entry into the related Contract of Sale, a copy of the Preliminary Prospectus, the Time of Sale Information or the Prospectus, whichever is more recent, if the Depositor has previously furnished copies thereof to such Underwriter.
     Ford Credit, the Depositor and the Underwriters, severally and not jointly, agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter will be required to contribute any amount pursuant to this Agreement in excess of the underwriting discounts and commissions received by such Underwriter, as reduced by the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of the Publicly Registered Notes in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Publicly Registered Notes as set forth in the Terms Annex and not joint.
     (e) Notwithstanding any other provision of this Agreement, the aggregate liability of any Underwriter to Ford Credit and the Depositor in respect of any losses, claims, damages, liabilities, legal or other expenses or other amounts (collectively, “Amounts”) arising out of or based upon any breaches or alleged breaches by such Underwriter of its covenant set forth in Section 8(l)(ii), without regard to whether such amounts are payable by such Underwriter under the indemnification provided by Section 7(b) or as damages for breach of contract or otherwise, will in no event exceed the total underwriting discounts and commissions received by such Underwriter, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented with respect to the Publicly Registered Notes.
     8. Free Writing Prospectuses; Delivery of Preliminary Prospectus.
     (a) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, no Underwriter will convey or deliver any written communication to any person in connection with the initial offering of the Publicly Registered Notes unless such written communication (i) is made in reliance on Rule 134 under the Securities Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or (iii) constitutes a Free Writing Prospectus.
     (b) Each Underwriter represents and agrees with the Depositor and Ford Credit that (i) it has not and will not prepare or use any Free Writing Prospectus (any Free Writing Prospectus prepared by or on behalf of an Underwriter is referred to as an “Underwriter Free Writing Prospectus”) that contains any information other than (x) information included in the Preliminary Prospectus or to be included in the final Prospectus (“Trust Information”) or (y) expected pricing parameters for the Publicly Registered Notes and status of subscriptions or allocations for the Publicly Registered Notes, unless otherwise agreed to by the Depositor, (ii) it will discuss with the Depositor and Ford Credit the information to be included, prior to its first use, in any Underwriter Free Writing Prospectus that includes pricing-related information (including class size, coupons or spread and price placed on Bloomberg screens) unless such pricing-related information was contained in an Underwriter Free Writing Prospectus previously discussed with the Depositor, and (iii) it will not use any “ABS informational and computational material,” as defined in Item 1101(a) of Regulation AB under the Securities Act in reliance upon Rules 167 and 426 under the Securities Act. Each Underwriter will deliver to the Depositor any Underwriter Free Writing Prospectus required to be filed with the Commission (other than an Underwriter Free Writing Prospectus referred to in Section 8(f)) the Business Day prior to its first use (except as otherwise agreed by the Depositor), except that the Representatives agree to provide an Underwriter Free Writing Prospectus with all final pricing information as soon as practicable on the day the Publicly Registered Notes are priced.
     (c) The Depositor represents and agrees with the Underwriters that it has not prepared any Free Writing Prospectuses other than any listed in the Terms Annex under “Trust Free Writing Prospectuses.”
     (d) Each Underwriter represents and agrees with the Depositor and Ford Credit that each Underwriter Free Writing Prospectus prepared or used by such Underwriter, if any, when read in conjunction with the Preliminary Prospectus and any Trust Free Writing Prospectus, will not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Publicly Registered Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Trust Information supplied by the Depositor or Ford Credit to the Representatives or such Underwriter, which information was not corrected by Corrective Information subsequently supplied by the Depositor or Ford Credit to the Representatives or such Underwriter prior to the Time of Sale.
     (e) The Depositor agrees to file with the Commission when required under the Rules and Regulations the following:
     (i) the Preliminary Prospectus;
     (ii) each Trust Free Writing Prospectus required to be filed pursuant to Rule 433(d) under the Securities Act;
     (iii) any Underwriter Free Writing Prospectus required to be filed pursuant to Rule 433(d) under the Securities Act (other than an Underwriter Free Writing Prospectus required to be filed pursuant to Rule 433(d)(1)(ii) under the Securities Act); provided that such Underwriter Free Writing Prospectus was delivered to the Depositor reasonably in advance of the time required to be filed pursuant to Rule 433(d) under the Securities Act; and
     (iv) any Free Writing Prospectus for which the Depositor or any person acting on its behalf provided, authorized and approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.
     (f) Each Underwriter agrees to file with the Commission any Underwriter Free Writing Prospectus prepared by it when required to be filed under Rule 433(d)(1)(ii) under the Securities Act, and upon request, deliver a copy to the Depositor and Ford Credit.
     (g) Notwithstanding the provisions of Section 8(e) and Section 8(f), neither the Depositor nor any Underwriter will be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.
     (h) The Depositor and each Underwriter agree that any Free Writing Prospectuses prepared by it will contain substantially the following legend:
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [       ].
     (i) The Depositor and each Underwriter agree to retain all Free Writing Prospectuses that they have used and that are not filed with the Commission in accordance with Rule 433 under the Securities Act.

     (j) Each Underwriter, severally, represents and agrees (i) that it did not enter into any Contract of Sale for any Publicly Registered Notes prior to the Time of Sale and (ii) that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Securities Act) with respect to the Publicly Registered Notes, convey the Time of Sale Information to each investor to whom Publicly Registered Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to the Underwriters by the Depositor), at or prior to the applicable time of any such Contract of Sale with respect to such investor.
     (k) Each Underwriter covenants with the Depositor and the Trust that after the final Prospectus is made available to such Underwriter, it will not distribute any written information in connection with the offering of the Publicly Registered Notes during the ninety-day period (or such longer period as required by law) following the Closing Date to a prospective purchaser of Publicly Registered Notes unless such information is preceded or accompanied by the final Prospectus.
     (l) Each Underwriter, severally and not jointly, (i) represents to Ford Credit, the Depositor and the Trust that it has not provided, as of the date of this Agreement, and covenants with Ford Credit, the Depositor and the Trust that it will not provide, on or prior to the Closing Date, to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust, the Notes, the 20_-_ Reference Pool, the transactions contemplated by this Agreement or the other Basic Documents or any other information, that could be reasonably determined to be relevant to determining an initial credit rating for the Publicly Registered Notes (as contemplated by Rule 17g-5(a)(iii)(3)(C)), without the prior consent of Ford Credit, the Depositor or the Indenture Administrator and (ii) covenants with Ford Credit, the Depositor and the Trust that it will not provide to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust, the Notes, the 20_-_ Reference Pool, the transactions contemplated by this Agreement or the other Basic Documents or any other information, that could be reasonably determined to be relevant to undertaking credit rating surveillance for the Publicly Registered Notes (as contemplated by Rule 17g-5(a)(iii)(3)(D)), without the prior consent of Ford Credit, the Depositor or the Indenture Administrator.
     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of Ford Credit and the Depositor or the officers of Ford Credit and the Depositor and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, Ford Credit, the Depositor or any of their respective representatives, officers or directors of any controlling person, and will survive delivery of and payment for the Publicly Registered Notes.
     10. Failure to Purchase the Publicly Registered Notes.
     (a) If the purchase of the Publicly Registered Notes is not consummated because the circumstances described in Section 6(f) have occurred, then neither Ford Credit nor the Depositor will have any liability to the Underwriters with respect to the Publicly Registered Notes except as provided in Section 5(h) and Section 7; but if for any other reason but subject to subsection (b) below, the Publicly Registered Notes are not delivered to the Underwriters as provided in this Agreement, Ford Credit and the Depositor will be liable, jointly and severally, to reimburse the Underwriters, through the Representatives, for all out-of-pocket expenses, including counsel fees and disbursements reasonably incurred by the Underwriters in making preparations for the offering of the Publicly Registered Notes, but neither Ford Credit nor the Depositor will then have any further liability to any Underwriter with respect to the Publicly Registered Notes except as provided in Section 5(h) and Section 7.

     (b) If any Underwriter or Underwriters default on their obligations to purchase Publicly Registered Notes hereunder and the aggregate principal amount of Publicly Registered Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Publicly Registered Notes, the Representatives may make arrangements satisfactory to the Depositor for the purchase of such Publicly Registered Notes by other persons, including the non-defaulting Underwriter or Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriter or Underwriters will be obligated, in proportion to their commitments hereunder, to purchase the Publicly Registered Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Publicly Registered Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Publicly Registered Notes and arrangements satisfactory to the non-defaulting Underwriter or Underwriters and the Depositor for the purchase of such Publicly Registered Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or Underwriters and Ford Credit and the Depositor, except as provided in Section 5(h) and Section 7. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.
     11. No Fiduciary Duty. The Depositor acknowledges that in connection with the offering of the Publicly Registered Notes: (a) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Depositor or any other person, (b) the Underwriters owe the Depositor only those duties and obligations set forth in this Agreement and (c) the Underwriters may have interests that differ from those of the Depositor. The Depositor waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Publicly Registered Notes.
     This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Publicly Registered Notes, represents the entire agreement between the Depositor and the Underwriters with respect to the preparation of the Prospectus, and the conduct of the offering, and the purchase and sale of the Publicly Registered Notes.
     12. Notices. All notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement must be in writing and will be deemed to have been given and made:
     (a) upon delivery or, in the case of a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail,
     (b) in the case of a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient, and
     (c) in the case of an email, when receipt is confirmed by telephone or reply email from the recipient.
     Communications to the Representatives, in their capacity as Representatives of the Underwriters or in their individual capacities, will be given to the Representatives at their respective addresses set forth in the Terms Annex.

     Communications to the Depositor will be given to:
Ford Credit Auto Lease Two LLC
c/o Ford Motor Company
World Headquarters, Suite 800-B3
One American Road
Dearborn, Michigan 48126
Attention: Ford Credit SPE Management Office
Telephone: (313) 594-3495
Fax: (313) 390-4133
With a copy to:
Ford Motor Credit Company LLC
One American Road
Suite 2411, Office 212-016
Dearborn, Michigan 48126
Attention: Corporate Secretary
Telephone: (313) 323-1200
Fax: (313) 337-1160
     Communications to Ford Credit will be given to:
Ford Motor Credit Company LLC
One American Road
Suite 2411, Office 212-016
Dearborn, Michigan 48126
Attention: Corporate Secretary
Telephone: (313) 323-1200
Fax: (313) 337-1160
     13. Successors. This Agreement will inure to the benefit of and be binding upon the Underwriters, the Depositor and Ford Credit and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligations hereunder.
     14. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     15. Submission to Jurisdiction. The parties submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement. The parties irrevocably waive, to the fullest extent they may do so, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
     16. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
     17. Severability. If any of the covenants, agreements or terms of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining covenants,

agreements or terms of this Agreement and will in no way affect the validity, legality or enforceability of the remaining Agreement.
     18. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.
[Remainder of Page Intentionally Left Blank]

EXECUTED: FORD CREDIT AUTO LEASE TWO LLC
By:
	Name:	Scott D. Krohn
Title:

FORD MOTOR CREDIT COMPANY LLC
By:
	Name:	Scott D. Krohn
Title:

[Signature Page to Underwriting Agreement]

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:
Each as an Underwriter and as a
     Representative of the other Underwriters
[Signature Page to Underwriting Agreement]

ANNEX A
TERMS ANNEX
FORD CREDIT AUTO LEASE TRUST 20_-_
     ______, 20__

Publicly Registered Notes

Class A-2a Notes
[Class A-2b Notes]
Class A-3a Notes
[Class A-3b Notes]
Class A-4a Notes
[Class A-4b Notes]
Class B Notes
Class C Notes
Class D Notes

Private Notes

Class A-1

Underwriters

[Name of Underwriter]
[Name of Underwriter]

Terms of the Notes

Pricing Date:	___________, 20__
Time of Sale:	__:__ [AM/PM] (EST), ___________, 20__
Closing Date:	___________, 20__

Series Cutoff Date:	Close of business on ___________, 20__
Required Ratings as of the Closing Date
The ratings on each Class of Notes from the NRSROs specified in the Time of Sale Information.

Pricing Information

Purchase Price
	Aggregate Principal		(as a % of the aggregate	Initial Purchase	Final Scheduled
Notes	Amount	Interest Rate	principal amount)	Discount	Payment Date
Class A-2a Notes	$[ ]	[ ]%	[ ]	[ ]%	, 20__
[Class A-2b Notes	$[ ]	one-month LIBOR + ___%]	[ ]	[ ]%	, 20__
Class A-3a Notes	$[ ]	[ ]	[ ]	[ ]%	, 20__
[Class A-3b Notes		one-month LIBOR + ___%]	[ ]	[ ]%	, 20__
Class A-4a Notes		[ ]%	[ ]	[ ]%	, 20__
[Class A-4b Notes		one-month LIBOR + ___%]	[ ]	[ ]%	, 20__
Class B Notes		[ ]%	[ ]	[ ]%	, 20__
Class C Notes		[ ]%	[ ]	[ ]%	, 20__
Class D Notes		[ ]%	[ ]	[ ]%	, 20__
Underwriters and Allotments

	Initial	[Initial	Initial	[Initial	Initial	[Initial
	Principal	Principal	Principal	Principal	Principal	Principal	Initial	Initial	Initial
	Amount of	Amount of	Amount of	Amount of	Amount of	Amount of	Principal	Principal	Principal
	Class A-2a	Class A-2b	Class A-3a	Class A-3b	Class A-4a	Class A-4b	Amount of	Amount of	Amount of
Underwriters	Notes	Notes]	Notes	Notes]	Notes	Notes]	Class B Notes	Class C Notes	Class D Notes
[Name of Underwriter]	$	$	$	$	$	$	$	$	$
[Name of Underwriter]

Total	$	$	$	$	$	$	$	$	$

Parties

Trust:	Ford Credit Auto Lease Trust 20_-_.

Owner Trustee:	U.S. Bank Trust National Association.

Indenture Trustee:	The Bank of New York Mellon.
Documents

Indenture:	Indenture, to be dated as of Cutoff Date, between the Trust and the Indenture Trustee.

Trust Agreement:	Amended and Restated Trust Agreement, to be dated as of Cutoff Date, between the Depositor and the Owner Trustee.

First Tier Sale Agreement:	First Tier Sale Agreement, to be dated as of Cutoff Date, between Ford Credit and the Depositor.

Second Tier Sale Agreement:	Second Tier Sale Agreement, to be dated as of Cutoff Date, between the Depositor and the Trust.

Servicing Agreement	Amended and Restated Servicing Supplement, dated as of December 1, 2006, among the Sponsor, the Holding Companies and the Collateral Agent.

Servicing Supplement	20_-_ Servicing Supplement, to be dated as of Cutoff Date, among the Sponsor, CAB East Holdings, CAB West Holdings and the Collateral Agent.

Credit and Security Agreement	Amended and Restated Credit and Security Agreement, dated as of December 1, 2006, among the Titling Companies, Ford Credit, the Administrative Agent and the Collateral Agent.

Exchange Note Supplement	20_-_ Exchange Note Supplement to the Credit and Security Agreement, to be dated as of the Cutoff Date, among CAB East, CAB West, Ford Credit, the Administrative Agent and the Collateral Agent.

Administration Agreement:	Administration Agreement, to be dated as of Cutoff Date, among Ford Credit, the Trust and the Indenture Trustee.

Control Agreements:	(i) Collateral Account Control Agreement, to be dated as of the Cutoff Date, among the Trust, the Indenture Trustee and the financial institution acting as the securities intermediary and (ii) Titling Company Collateral Account Control Agreement, to be dated as of the Cutoff Date, among the Trust, CAB East, CAB West and the financial institution acting as the securities intermediary.

Address for Notices to the Representatives
[Name of Underwriter]
[Address]
[Name of Underwriter]
[Address]
Time of Sale Information

Preliminary Prospectus:	Preliminary Prospectus, dated _________, 20__

Trust Free Writing Prospectuses:	Free Writing Prospectus, dated _________, 20__ - (Ratings)

Underwriter Free Writing Prospectus:	Free Writing Prospectus, dated _________, 20__ - (Pricing)